SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 24, 2003




                  ALPHA HOSPITALITY CORPORATION

        (Exact Name of Registrant as Specified in Charter)





     Delaware                    1-12522                13-3714474
(State or other jurisdiction    (Commission File No.) (IRS Employer
of incorporation)                                       Identification No.)




707 Skokie Boulevard, Suite 600, Northbrook, Illinois           60062
        (Address of Principal Executive Offices)             (Zip Code)




Registrant's telephone number, including area code: (847) 418-3804

ITEM 5.   OTHER EVENTS


The Company has received a letter, dated March 21, 2003, concerning its request for continued inclusion on The Nasdaq SmallCap Market. The letter, from Nasdaq Counsel Jason S. Frankl, describes the results of a hearing by the Nasdaq Listing Qualifications Panel on February 27, 2003, at which the Company requested an exception from Nasdaq's delisting requirement.

The Panel has determined to continue the listing of the Company on The Nasdaq SmallCap Market as long as, on or before March 27 2003, the Company provides documentation to Nasdaq evidencing that it has solicited proxy statements and held its annual meeting for fiscal 2001 by no later than March 25, 2003.

In order to fully comply with the terms of the exception, the Company must be able to demonstrate compliance with all requirements for continued listing on The Nasdaq SmallCap Market. In the event the Company fails to comply with any of the terms of the exception, its securities will be delisted from The Nasdaq Stock Market. In addition, if there is a material change in the Company's financial or operational character, the Panel has the right to reconsider the terms of this exception. Any compliance document will be subject to review by the Panel, which may, in its discretion, request additional information before determining that the Company has complied with the terms of the exception. The Company has scheduled its annual meeting for March 25th. Assuming that the meeting is completed as scheduled, the Company expects to be able to submit the required evidence to Nasdaq by the March 27th deadline.

Stockholders and potential purchasers of the Company's stock should be aware that the Nasdaq Listing and Hearing Review Council may, on its own motion, determine to review any Panel decision within 45 calendar days after issuance of the written decision. If the Listing Council determines to review the decision described above, it may affirm, modify, reverse, dismiss, or remand the decision to the Panel.

Based upon the short duration of the exception and the Company's indications that it was in compliance with the quantitative requirements for continued listing on The Nasdaq SmallCap Market, the Panel elected not to append a fifth character "C" to the Company's symbol during the exception period.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(a)  Exhibits

99.1 Press Release dated March 24, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: March 24, 2003                      ALPHA HOSPITALITY CORPORATION
                                                     (Registrant)

                                            By: /s/  Scott A. Kaniewski
                                                     Scott A. Kaniewski
                                                     Chief Financial Officer

                                                     EXHIBIT 99.1

                  ALPHA HOSPITALITY CORPORATION

                      707 Skokie Boulevard
                            Suite 600
                        Northbrook, IL  60062


Contact:
Scott    Kaniewski                         FOR IMMEDIATE RELEASE
(847) 418-3804

ALPHA ANNOUNCES NOTICE OF EXCEPTION TO NASDAQ LISTING REQUIREMENT

Northbrook, Illinois - March 24, 2003 - Alpha Hospitality Corporation (NASDAQ and BSE: ALHY) announced today that the Company has received a letter, dated March 21, 2003, concerning its request for continued inclusion on The Nasdaq SmallCap Market. The letter, from Nasdaq Counsel Jason S. Frankl, describes the results of a hearing by the Nasdaq Listing Qualifications Panel on February 27, 2003, at which the Company requested an exception from Nasdaq's delisting requirement.

The Panel has determined to continue the listing of the Company on The Nasdaq SmallCap Market as long as, on or before March 27 2003, the Company provides documentation to Nasdaq evidencing that it has solicited proxy statements and held its annual meeting for fiscal 2001 by no later than March 25, 2003.

In order to fully comply with the terms of the exception, the Company must be able to demonstrate compliance with all requirements for continued listing on The Nasdaq SmallCap Market. In the event the Company fails to comply with any of the terms of the exception, its securities will be delisted from The Nasdaq Stock Market. In addition, if there is a material change in the Company's financial or operational character, the Panel has the right to reconsider the terms of this exception. Any compliance document will be subject to review by the Panel, which may, in its discretion, request additional information before determining that the Company has complied with the terms of the exception. The Company has scheduled its annual meeting for March 25th. Assuming that the meeting is completed as scheduled, the Company expects to be able to submit the required evidence to Nasdaq by the March 27th deadline. "A tremendous amount of work was completed to file the Company's Form 10-K early and hold its annual meeting on an expedited basis. We are very pleased to receive this exception from Nasdaq," commented Mr. Berman, Chairman of the Company.

Stockholders and potential purchasers of the Company's stock should be aware that the Nasdaq Listing and Hearing Review Council may, on its own motion, determine to review any Panel decision within 45 calendar days after issuance of the written decision. If the Listing Council determines to review the decision described above, it may affirm, modify, reverse, dismiss, or remand the decision to the Panel.

Based upon the short duration of the exception and the Company's indications that it was in compliance with the quantitative requirements for continued listing on The Nasdaq SmallCap Market, the Panel elected not to append a fifth character "C" to the Company's symbol during the exception period.

 To the extent the content of this press release includes forward-looking statements, they involve risks and uncertainties that are described from time to time in Alpha's reports filed with the Securities and Exchange Commission. Alpha wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made.

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